Exhibit 5.2

May 22, 2026

Shell plc

Shell Finance US Inc.

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as U.S. counsel to Shell plc, a public company limited by shares incorporated in England and Wales (“Shell”), and Shell Finance US Inc., a Delaware corporation (“Shell Finance US”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-4 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration under the Act and the proposed issuance of the debt securities of Shell Finance US to be unconditionally guaranteed as to the payment of principal, premium (if any) and interest by Shell listed on Annex A hereto (collectively, the “Exchange Notes” and such guarantees, collectively, the “Guarantees”) to be registered under the Act in exchange for outstanding unregistered debt securities (collectively, the “Restricted Notes”), issued by Shell Finance US, and unconditionally guaranteed as to the payment of principal, premium (if any) and interest by Shell. The Exchange Notes will be issued under an Indenture (the “Indenture”), dated as of October 8, 2024, among Shell Finance US, Shell and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Certificate of Incorporation of Shell Finance US; (ii) the By-Laws of Shell Finance US; (iii) resolutions adopted by the board of directors of Shell Finance US on October 23, 2025; (iv) the Registration Statement; (v) the Indenture, dated as of October 8, 2024, among Shell Finance US, Shell and the Trustee; and (vi) the form of the Exchange Notes included in the Registration Statement as Exhibit 4.3. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of Shell and Shell Finance US and documents furnished to us by Shell and Shell Finance US without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Exchange Notes are issued as contemplated by the Registration Statement; (ii) the Trustee has been qualified to act as Trustee under the Indenture, (iii) the Trustee has duly executed and delivered the Indenture; (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (v) the board of directors of Shell, a duly constituted and acting committee thereof or any officers of Shell delegated such authority has taken all necessary corporate action to approve the issuance of the Guarantees, we are of the opinion that when the Exchange Notes are duly executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for Restricted Notes in the manner contemplated by the Registration Statement, the Exchange Notes will constitute valid and binding obligations of Shell Finance US and the Guarantees will constitute valid and binding obligations of Shell (in each case, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to Shell.

We are aware that we are referred to under the heading “Validity of Notes” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Shell plc

Shell Centre

London, SE1 7NA

United Kingdom

Shell Finance US Inc.

150 N. Dairy Ashford

Houston, Texas 77079

United States of America

O

ANNEX A

Notes

1.   3.875% Guaranteed Notes due 2028

2.   6.375% Guaranteed Notes due 2038

3.   5.500% Guaranteed Notes due 2040

4.   5.125% Guaranteed Notes due 2041

5.   3.125% Guaranteed Notes due 2049

6.   3.000% Guaranteed Notes due 2051